Exhibit 99.1

News Release

onsemi to Acquire Vcore Power Technology from Aura Semiconductor to Strengthen AI Data Center Leadership

Acquisition will expand onsemi’s capability in delivering
differentiated solutions across the power tree

SCOTTSDALE, Ariz. – Sept. 23, 2025 – onsemi (Nasdaq: ON) today announced that it has entered into an agreement with Aura Semiconductor to acquire rights to its Vcore power technologies including associated intellectual property (IP) licenses. This strategic deal will enhance onsemi’s power management portfolio and roadmap, accelerating the company’s vision to address the complete power tree in AI data center applications, from grid to core.

"This acquisition underscores our commitment to solving the energy and efficiency demands of tomorrow’s AI data centers by offering a full range of differentiated intelligent power solutions,” said Sudhir Gopalswamy, group president of the Intelligent Sensing and Analog and Mixed-Signal Group, onsemi. “Integrating these technologies into our broader power management portfolio will enable us to deliver solutions with superior power density, efficiency and thermals and enable more compute capacity per rack."

With decades of innovation in silicon and silicon carbide (SiC) technologies, onsemi offers industry leading solutions for solid state transformers, power supply units, 800 VDC distribution, and core power delivery. With the integration of these technologies, onsemi will be one of the few companies capable of meeting the stringent power requirements of modern AI infrastructure with scalable, practical designs.

onsemi expects that this transaction will have minimal impact to its GAAP and non-GAAP earnings per share in the first fiscal year following close and accretive thereafter. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions. The above descriptions of the agreement and acquisition are not exhaustive and are qualified by the related information disclosed in the Current Report on Form 8-K that onsemi files today with the Securities and Exchange Commission (the “SEC”).

About onsemi
onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner and smarter world. onsemi is included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Caution Regarding Forward-Looking Statements:

This press release includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this press release could be deemed forward-looking statements, particularly statements about the impact of the announced acquisition of Vcore power technologies and associated IP assets. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2024 Annual Report on Form 10-K filed with the SEC on February 10, 2025 (the “2024 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2024 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Contacts:

Krystal Heaton
Director, Head of Public Relations
onsemi
(480) 242-6943
krystal.heaton@onsemi.com

Parag Agarwal
Vice President - Investor Relations & Corporate Development
onsemi
(602) 244-3437
investor@onsemi.com